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                                                                   EXHIBIT 23(c)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 19, 1999 relating to the consolidated financial statements of NovaCare Orthotics and Prosthetics, Inc. and subsidiaries as of June 30, 1997 and 1998, and for the fiscal years ended June 30, 1996, 1997 and 1998, which report appears in Hanger Orthopedic Group, Inc.'s Current Report on Form 8-K filed on July 15, 1999. We also consent to the references to our firm under the caption "Experts" and "Selected Financial Data" in this Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
August 11, 1999